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                                                                   EXHIBIT 10(U)


                             FIRST UNION CORPORATION

                    2000 CASH PERFORMANCE AND RETENTION PLAN

1.       ESTABLISHMENT AND PURPOSE

         First Union Corporation, a North Carolina corporation (the "Corporation"), hereby establishes an incentive compensation plan, which shall be known as the "FIRST UNION CORPORATION 2000 CASH PERFORMANCE AND RETENTION PLAN" (the "Plan").

         The purposes of the Plan are to (a) help align the long-term financial interests of Participants with those of stockholders; (b) reinforce a performance-oriented culture/strategy; (c) incent and reward employees for increasing the Corporation's common stock earnings per share over time; and (d) motivate and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of the Corporation's operations are dependent.

2.       EFFECTIVE DATE AND DURATION

         The Plan shall become effective on August 15, 2000, and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to the terms hereof, until all Units subject to it shall have been paid or forfeited according to the Plan's provisions.

3.       DEFINITIONS

         (a) "1934 Act" means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

         (b) "Aggregate Unit Value" means, with respect to the value of Units awarded to a Participant, the greater of (i) the sum of the Annual Unit Values as determined on the applicable Unit Value Determination Date(s), multiplied by the number of Units awarded to such Participant or (ii) the Retention Amount.

         (c) "Annual Unit Value" means the annual value assigned to each Unit as set forth in Section 7(a) as determined on the applicable Unit Value Determination Date.

         (d) "Award" means, individually or collectively, a Unit award made pursuant to the terms of the Plan.

         (e) "Award Agreement" means an agreement entered into by the Corporation and each Participant setting forth the terms and provisions applicable to Awards.

         (f) "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

         (g)      "Board" means the Board of Directors of the Corporation.

         (h) "Change of Control" means a change in control of the Corporation of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act; provided, however, that, without limitation, such a Change of Control shall be deemed to have occurred if (i) any one person, or more than one person acting as a group, acquires Beneficial Ownership of Shares that, together with Shares held by such person or group, possesses more than 50 percent of the total Fair Market Value or total voting power of the Shares, (ii) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) Beneficial Ownership of Shares possessing 20 percent or more of the total voting power of the Shares, or (iii) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of such appointment or election.

         (i) "Code" means the Internal Revenue Code of 1986, as amended (or any successor thereto), including any rules and regulations promulgated thereunder.


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         (j)      "Committee" means the Human Resources Committee of the Board or such other committee as is appointed by the Board to administer the Plan.

         (k) "Corporation" means (i) First Union Corporation and any entity that is directly or indirectly controlled by the Corporation, or (ii) any entity in which the Corporation has a significant equity interest, as determined by the Committee.

         (l) "Covered Officer" means, for a calendar year, a Participant who is one of the group of executive officers of the Corporation designated by the Committee in writing as "Covered Officers".

         (m) "Date of Termination of Employment" means, with respect to an Employee who is terminating employment with the Corporation, (i) the last day such Employee performs actual services for the Corporation as an Employee, (ii) the 91st day of a bona fide leave of absence when such Employee's right to continue employment with the Corporation is not guaranteed by law or contract or, if later, on the date that such legal or contractual guarantee lapses, (iii) the date that such Employee is deemed to have a Disability, or (iv) the date of such Employee's death, as applicable.

         (n) "Disability", with respect to an Employee, means having received long-term disability benefits under the Corporation's Long-Term Disability Plan for a period of 12 consecutive months.

         (o) "Early Retirement" means termination of a Participant's employment upon satisfaction of the requirements for early retirement under the Corporation's pension plan.

         (p) "Earnings Per Share Growth" means the difference, expressed as a percentage, between the Corporation's net income applicable to common stockholders per Share in a fiscal year versus the Corporation's net income applicable to common stockholders per Share in the immediately preceding fiscal year. When calculating the Corporation's net income applicable to common stockholders for purposes of this Plan, the Committee may include or exclude items (including, without limitation: one-time gains or losses on the sale of assets; restructuring or restructuring-related charges; or merger or merger-related charges) as it determines in its sole discretion.

         (q)      "Employee" means an employee of the Corporation.

         (r) "Fair Market Value" means the closing sales price of the Shares on the New York Stock Exchange Composite Tape on the valuation date, or, if there were no sales on the valuation date, the closing sales price on the New York Stock Exchange Composite Tape on the first trading day before such valuation date.

         (s) "Final Unit Value Determination Date" means the date upon which the final Annual Unit Value is calculated immediately prior to payment to Participants of the Unit Value Payment; unless otherwise specified in the applicable Award Agreement, the Final Unit Value Determination Date shall be December 31, 2003.

         (t) "Normal Retirement" means termination of a Participant's employment upon satisfaction of the requirements for normal retirement under the terms of the Corporation's pension plan.

         (u) "Participant" means an Employee of the Corporation who has been granted an Award under the Plan.

         (v) "Performance-Based Exception" means the performance-based exception set forth in Code Section 162(m)(4)(C) from the deductibility limitations of Code Section 162(m).

         (w) "Performance Goals" means performance goals based on any of the following criteria and established by the Committee prior to April 1 of each year: earnings or earnings growth; return on equity, assets or investment; revenues; expenses; stock price; market share; charge-offs; or reductions in non-performing assets. Such Performance Goals may be particular to an Employee or the division, department, branch, line of business, subsidiary or other unit in which the Employee works, or may be based on the performance of the Corporation generally.

         (x)      "Plan" is defined in Section 1 herein.

         (y) "Plan Year" means a twelve-month period beginning with January 1 of each year.

         (z) "Retention Amount" shall equal (in U.S. dollars), with respect to a Participant, the Participant's base salary as of January 1, 2001.

         (aa)     "Retirement" means either Early Retirement or Normal
Retirement.


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         (bb)     "Shares" means the common stock of the Corporation, par value
$3.33 1/3 per share.

         (cc) "Unit" means the right to receive a payment in cash equal to the Aggregate Unit Value as of the Final Determination Date, as set forth in the applicable Award Agreement.

         (dd) "Unit Value Determination Date" means the date upon which the Annual Unit Value is calculated; unless otherwise specified in the applicable Award Agreement, the Unit Value Determination Date shall mean December 31 of the applicable Plan Year.

         (ee) "Unit Value Payment" means the cash payment to the Participant of the Aggregate Unit Value as of the Final Unit Value Determination Date (or as provided in Section 7(c)).

         (ff) "Unit Value Payment Date" means the date on which the Unit Value Payment is made.

         (gg) "Without Cause" shall mean the Corporation terminating a Participant's employment with the Corporation for any reason other than a termination of a Participant's employment due to:

                  (i) any act or omission that constitutes a material breach of the Participant's obligation to the Corporation, or the repeated failure or refusal of the Participant to perform satisfactorily any duties reasonably required of the Participant;

                  (ii) the commission of any fraud, misappropriation, embezzlement or other dishonest act that may reasonably be expected to have injurious effect on the Corporation;

                  (iii) reporting to work under the influence of alcohol, narcotics or unlawful controlled substances, or any other material violation of any of the Corporation's employment policies or procedures;

                  (iv) conviction of a felony or of a misdemeanor, or conduct in violation of state or federal law or that would constitute a basis for a criminal charge or indictment of a felony or of a misdemeanor involving dishonest or fraudulent conduct;

                  (v) violation of any securities or commodities laws, any rules or regulations pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Corporation is a member, or violation of any similar federal, state or local law, regulation, ordinance or licensing requirement applicable to employees of financial institutions, or the loss or suspension of any license from any securities or commodities exchange or association of which the Corporation is a member; or

                  (vi) conduct that may reasonably be expected to have a material adverse effect on the financial interest or business reputation of the Corporation.

4.       ADMINISTRATION

         (a) The Committee. The Committee shall be responsible for administering the Plan. If considered appropriate by the Board in light of applicable laws, rules, or regulations, the Committee shall be comprised of two or more non-employee members of the Board each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 under the 1934 Act and an "outside director" within the meaning of Section 162(m) of the Code. Any action taken with respect to Covered Officers for purpose of meeting the Performance-Based Exception shall be taken by the Committee only if all of the members of the Committee are "outside directors" within the meaning of Code Section 162(m).

         (b) Committee Authority. The Committee may at any time alter, amend, suspend or discontinue the Plan and/or any or all Award Agreements, to the extent permitted by applicable law. Except as limited by applicable law, or by the Corporation's Articles of Incorporation or By-laws, and subject to the provisions herein, the Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Corporation and in keeping with the provisions and objectives of the Plan. These powers include, but are not limited to (i) selecting Award recipients and the extent of their participation;
(ii) establishing all Award terms and conditions; (iii) adopting procedures and regulations governing Awards; and (iv) making all other determinations necessary or advisable for the administration of the Plan. In addition, except as provided herein, in the Corporation's Articles of Incorporation or By-laws, or pursuant to applicable law, the Committee shall have authority, in its sole discretion, to accelerate the date that any Award which was not
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otherwise exercisable or vested shall become exercisable or vested in whole or in part without any obligation to accelerate such date with respect to any other Awards granted to any Participant. All determinations, interpretations or other actions taken or made by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive on all persons interested herein.

                  The Committee may delegate to one or more officers of the Corporation the authority to carry out some or all of its responsibilities, provided that the Committee may not delegate its authority and powers in any way which would be inconsistent with the requirements of the Code or the 1934 Act. The Committee may at any time rescind the authority delegated to any such officers.

                  No member of the Committee shall be liable for any action or determination with respect to the Plan, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Articles of Incorporation. In the performance of its functions under the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Corporation's officers, accountants, counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

5.       PARTICIPATION

         The individuals who shall be eligible to receive Awards under the Plan shall be officers or other selected key Employees as the Committee shall approve from time to time.

         In the event of a change in a Participant's duties and responsibilities, or a transfer of the Participant to a different position, the Committee may terminate any Award granted to such Participant or reduce the number of Units subject thereto commensurate with the transfer or change in responsibility, as determined by the Committee in its sole discretion.

6.       AVAILABLE UNITS

         The aggregate number of Units that may be granted under the Plan shall be 7,500,000. The number of Units that may be represented by Awards granted to any single Participant under the Plan shall not exceed 250,000.

7.       AWARDS

                  (a) Grant. Each Award shall be evidenced by an Award Agreement that shall specify the number of Units granted, the Unit Value Determination Dates, the Retention Amount, the Final Unit Value Determination Date, the Performance Goals (if any), the Unit Value Payment Date, and such other provisions as the Committee shall determine. Units shall be payable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which may include, but are not limited to, continuous service with the Corporation, and which need not be the same for each Award for each Participant.

         ------------------------------------------    -------------------
          EARNINGS PER SHARE GROWTH AS OF THE UNIT         UNIT VALUE
                  VALUE DETERMINATION DATE
         ------------------------------------------    -------------------
                   Less than 10.0%                            $   0
         ------------------------------------------    -------------------
                   10.0% to 10.99%                            $4.50
         ------------------------------------------    -------------------
                   11.0% to 11.99%                            $6.00
         ------------------------------------------    -------------------
                   12.0% to 12.49%                            $8.00
         ------------------------------------------    -------------------
         Each full 1/2% in excess of 12.49%            An additional $0.50
         ------------------------------------------    -------------------

                  (b) Unit Value Payment. A Participant shall be entitled to receive the Unit Value Payment following the Final Unit Value Determination Date. The Corporation shall pay the Participant the Unit Value Payment on the Unit Value Payment Date, which will be as soon as reasonably practicable following the Final Unit Value Determination Date, and may include such payment to the Participant in the Corporation's normal payroll system. In order to receive the Unit Value Payment, except as provided in Section 7(c) or Section 10, a Participant must be an Employee as of the Unit Value Payment Date.

                  (c) Termination. If the employment of a Participant with the Corporation shall terminate by reason of death, Disability, Retirement or Without Cause, any then outstanding Units granted to such Participant shall become immediately payable on the Date of Termination of Employment and such Units will be cancelled on the Date of Termination of Employment. A termination of employment by reason of death, Disability, Retirement or Without Cause will entitle the Participant (or his beneficiary) to receive the sum of the Annual Unit Values as of the Date of Termination of Employment, subject to the following two sentences. In the event the Date of Termination of Employment of a Participant who terminates employment by reason of death, Disability, Retirement or Without Cause occurs on or after November 1 of any Plan Year, such Participant shall receive the Annual Unit Value for that entire year, payable as soon as reasonably practicable after the Unit Value Determination Date for such year. In the event the sum of the Annual Unit Values as of the Date of Termination of Employment of a Participant who terminates


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         employment by reason of death, Disability, Retirement or Without Cause is zero, the Participant shall be entitled to receive a payment per Unit equal to the result obtained by multiplying (1) the Retention Amount, by (2) the quotient of (A) the number of months the Participant has been employed by the Corporation from January 1, 2001 to the Date of Termination of Employment, divided by (B) 36. Unless the Committee determines otherwise, if the employment of a Participant with the Corporation shall terminate for any reason other than death, Disability, Retirement or Without Cause, any then outstanding Units granted to such Participant will be forfeited on the Date of Termination of Employment and such Participant shall not be entitled to receive any payments for such Units.

8.       PAYMENTS AND PAYMENT DEFERRALS

         Unit Value Payments will be in the form of cash. In addition, the Committee may stipulate in an Award Agreement, either at the time of grant or by subsequent amendment, that a Unit Value Payment or portion of a Unit Value Payment be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code affecting tax deductibility) would disallow a tax deduction by the Corporation for all or a portion of such Unit Value Payment. The period of any such delay in Unit Value Payment shall be until the Unit Value Payment, or portion thereof, is tax deductible, or such earlier date as the Committee shall determine.

9.       TRANSFERABILITY

         Neither the Awards nor the Units may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. All rights with respect to any Award and Units granted to a Participant shall be available during his or her lifetime only to such Participant.

10.      CHANGE OF CONTROL

         In the event of (i) any merger, consolidation, or acquisition where the stockholders of the Corporation on the effective date of such merger, consolidation, or acquisition do not own at least 50% of the outstanding shares of voting stock of the surviving corporation, or (ii) any Change of Control, each Award shall (a) immediately become fully vested, nonforfeitable and payable, and (b) have an Aggregate Unit Value of the greater of (x) the Retention Amount plus $10.00 per Unit, or (y) the Retention Amount plus the sum of the Annual Unit Values as of the date on which either (i) or (ii) above occurs, as applicable.

11.      AWARD AGREEMENTS

         Each Award shall be evidenced by an Award Agreement setting forth the terms, conditions, and limitations for such Award, the provisions applicable in the event the Participant's employment terminates, and the Corporation's authority unilaterally or bilaterally to amend, modify, suspend, cancel, or rescind any Award. The Committee need not require the execution of any such agreement by the recipient.

12.      TAX WITHHOLDING

         The Corporation shall have the right to deduct from any Unit Value Payment a sufficient amount to cover withholding of any federal, state or local or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and as permitted or required by applicable rules and regulations, or to take such other action as may be necessary to satisfy any such withholding obligations.

13.      OTHER BENEFIT AND COMPENSATION PROGRAMS

         Unless otherwise specifically determined by the Committee, Unit Value Payments to Participants shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits under the Corporation's benefit plans or severance program. Further, the Corporation may adopt other compensation programs, plans or arrangements as it deems appropriate.

14.      UNFUNDED PLAN

         Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Corporation and any Participant or other person. To the extent any person holds any rights by virtue of an Award, such rights shall constitute general unsecured liabilities of the Corporation and shall not confer upon any such person any right, title, or interest in any assets of the Corporation.


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15.      REGULATORY APPROVALS

         The implementation of the Plan and the granting of any Award, shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Corporation or the Plan.

16.      RIGHTS AS A STOCKHOLDER

         A Participant shall have no rights as a stockholder of the Corporation with respect to Units covered by an Award.

17.      FUTURE RIGHTS

         No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation or to participate in any other compensation or benefit plan, program or arrangement of the Corporation. In addition, the Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

18.      GOVERNING LAW

         The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of North Carolina.

19.      SUCCESSORS AND ASSIGNS

         The Plan and any applicable Award Agreement shall be binding on all permitted successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors. In addition, the Plan and any applicable Award Agreement shall be binding on all the Corporation's successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation. As used in this Plan, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law or otherwise.

20.      INDEMNIFICATION

         Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Corporation's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.